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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                 ---------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           GLACIER BANCORP, INC.                                 GLACIER CAPITAL TRUST I
(Exact names of registrant and co-registrant           (Exact names of registrant and co-registrant
      as specified in their charters)                        as specified in their charters)

                  DELAWARE                                               DELAWARE
 (State or jurisdiction of incorporation or             (State or jurisdiction of incorporation or
               organization)                                          organization)

                 81-0519541                                            APPLIED FOR
    (I.R.S. Employer Identification No.)                   (I.R.S. Employer Identification No.)


            49 COMMONS LOOP, KALISPELL, MONTANA 59901 (406) 756-4234
          (Address, including zip code, and telephone number, including area code, of registrant's and co-registrant's
                          principal executive offices)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

        Securities Act registration statement file number to which this form relates: 333-52534 and 333-52534-01 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

    ____% Cumulative Trust Preferred Securities (and the Guarantee of Glacier
                       Bancorp, Inc. with respect thereto)
    -------------------------------------------------------------------------
                                (Title of Class)


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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

               For a full description of the _______% Cumulative Trust Preferred Securities (the "Preferred Securities"), of Glacier Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), and the guarantee with respect to the Preferred Securities issued by Glacier Bancorp, Inc. (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," and "Description of the Guarantee" in
               (i) the prospectus that forms part of Amendment No. 1 to the Registration Statement on the Form S-3 (the "Registration Statement") of Glacier Bancorp, Inc. and Glacier Capital Trust I (Registration No.'s 333-52534 and 333-52534-01 previously filed with the Securities and Exchange Commission (the "Commission") on January 16, 2001, under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) the related final form of prospectus to be filed with the Commission under Rule 430A of the Securities Act, which descriptions are incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

ITEM 2.        EXHIBITS

               The following exhibits are filed as part of this Registration Statement on Form 8-A:

*2.1 Certificate of Trust of Glacier Capital Trust I (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).

*2.2(a) Trust Agreement of Glacier Capital Trust I (incorporated herein by reference to Exhibit 4.4 to the Registration Statement).

*2.2(b)        Form of Amended and Restated Trust Agreement of Glacier
               Capital Trust I (incorporated herein by reference to Exhibit 4.5 to the Registration Statement).

*2.3 Form of Preferred Security Certificate of Glacier Capital Trust I (incorporated herein by reference to Exhibit 4.6 to the Registration Statement, which is included as an exhibit to
               Exhibit 4.5 to the Registration Statement).

*2.4 Form of Preferred Securities Guarantee Agreement for Glacier Capital Trust I (incorporated herein by reference to Exhibit 4.7 to the Registration Statement).

*2.5           Form of Indenture (incorporated herein by reference to Exhibit
               4.1 to the Registration Statement).

*2.6 Form of Junior Subordinated Debenture (incorporated herein by reference to Exhibit 4.2 to the Registration Statement, which is included as an exhibit to Exhibit 4.1 to the Registration Statement).

*2.7 Form of Agreement as to Expenses and Liabilities (incorporated herein by reference to Exhibit 4.8 to the Registration Statement, which is included as an exhibit to Exhibit 4.5 to the Registration Statement).

* Incorporated by reference as indicated pursuant to Rule 12b-32.
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                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 18, 2001.

                                       GLACIER BANCORP, INC.


                                       By:    /s/ Michael J. Blodnick
                                          --------------------------------------
                                              Michael J. Blodnick, President and
                                              Chief Executive Officer


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Glacier Capital Trust I has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 18, 2001.

                                       GLACIER CAPITAL TRUST I


                                       By:    /s/ Michael J. Blodnick
                                          --------------------------------------
                                              Michael J. Blodnick, Trustee